EXHIBIT 3.1
AMENDED AND RESTATED BY-LAWS

OF

HNI CORPORATION

Adopted on September 7, 1960.
Amended and Restated on August 5, 2014.

ARTICLE 1.  OFFICES AND PLACES OF BUSINESS

Section 1.01.  Principal Place of Business.  The Corporation's principal place of business will be located in the place, in or out of the State of Iowa, fixed by or under authority granted by the Board of Directors from time to time.

               Section 1.02.  Registered Office.  The Corporation's registered office required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, the same as its principal place of business.  The registered office may be changed from time to time by the Board of Directors as provided by law.

Section 1.03.  Other Places.  The Corporation may conduct its business, carry on its operations, have offices, carry out any or all of its purposes, and exercise any or all of its powers anywhere in the world.

ARTICLE 2.  SHAREHOLDERS

Section 2.01.  Annual Meeting.  The annual meeting of the shareholders shall be held each year at the time and place fixed by the Board of Directors or by the Chairman of the Board of Directors.  At the annual meeting, the shareholders shall elect Directors as provided in Section 3.02 and may conduct any other business properly brought before the meeting.

                Section 2.02.  Special Meetings.  Special meetings of the shareholders, for any purpose or purposes may be called, and the time and place fixed, by the Board of Directors or by the holders of not less than 50 percent of all outstanding shares entitled to vote on any issue proposed to be considered at the special meeting.  Business conducted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.03.  Place of Shareholders' Meetings.  Any annual meeting or special meeting of shareholders may be held at any place, either in or out of the State of Iowa.  The place of each meeting of shareholders shall be fixed as provided in these By-laws.  If no designation is made of the place of a meeting of shareholders, the place of meeting shall be the principal office of the Corporation.

Section 2.04.  Notice of Shareholders' Meetings.  Written  notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (unless a longer period shall be required by law) nor more than sixty days before the date of the meeting, either in person; by mail or other method of delivery; or by telephone, voice mail or other electronic means (if the recipient consents in writing to electronic delivery), by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to shareholders of record entitled to vote at the meeting.  If mailed postpaid, the notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.  If given by other method of delivery, the notice shall be deemed delivered when transmitted to the shareholder in a manner authorized by these By-laws.

Section 2.05.  Closing of Transfer Books; Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose:

(a)           The record date for the determination of shareholders shall be sixty days before the date of the meeting or sixty days before the date of payment of the dividend, unless the determination is made as set forth in subsection (b) or (c), below.

(b)           The Board of Directors may fix in advance a record date for any or all determinations of shareholders.  The fixed date may not be more than seventy days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the particular action requiring determination of shareholders is to be taken.

(c)           In lieu of fixing a record date for the determination of shareholders, the Board of Directors may provide that the stock transfer books be closed for a stated period not to exceed seventy days.  If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least fifteen days immediately preceding such meeting.

(d)           When any record date is fixed for any determination of shareholders, the determination of shareholders shall be made as of the close of business on the record date.

(e)           When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, the determination shall apply to any adjournment.

Section 2.06.  Voting List.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting or any adjournment, arranged in alphabetical order, with the address of and the number of shares held by each.  The list, for a period beginning two business days after notice of the meeting was first given for which the list was prepared and continuing through the meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder during usual business hours.  The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine the list or transfer books or to vote at any meeting of shareholders.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

Section 2.07.  Quorum of Shareholders; Remote Participation.  Except as otherwise expressly provided by these By-laws, a majority of the outstanding common shares entitled to vote, represented in person, by proxy or by remote participation, shall constitute a quorum at any meeting of shareholders.  Shareholders may participate in any meeting of shareholders by means of remote communication, to the extent authorized by, and subject to guidelines and procedures adopted by, the Board.

                Section 2.08.  Adjourned Meetings.  Any meeting of shareholders may be adjourned from time to time and to any place, without further notice, by the Chairman of the meeting or the shareholders represented at the meeting pursuant to Section 2.09.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

Section 2.09.  Vote Required for Action.  The vote required for the adoption of any motion or resolution or the taking of any action at any meeting of shareholders shall be as provided in the Iowa Business Corporation Act or these By-laws.  However, action may be taken on the following procedural matters by the affirmative vote of the holders of a majority of the outstanding common shares entitled to vote and represented at the meeting, even if less than a quorum:  (a) election of a Chairman or temporary Secretary of the meeting (if necessary), or (b) adoption of any motion to adjourn or recess the meeting or any proper amendment of the motion.  Whenever the minutes of any meeting of shareholders state that any motion or resolution was adopted or that any action was taken at the meeting of shareholders, the minutes shall be prima facie evidence that the motion or resolution was adopted or that the action was taken by the required vote, and the minutes need not state the number of shares voted for and against the motion, resolution or action.

Section 2.10.  Proxies.  At all meetings of shareholders, a shareholder entitled to vote may vote either in person or by proxy executed in writing by the shareholder or by his authorized attorney in fact.  Each proxy shall be filed with the Secretary of the Corporation or the person acting as Secretary of the meeting, before or during the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.11.  Shareholders' Voting Rights.  Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the Articles of Incorporation.  Voting rights for the election of Directors shall be as provided in Section 3.02.

Section 2.12.  Voting of Shares by Certain Holders.

(a)           Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of the corporation may prescribe, or, in the absence of such provision, as the board of directors of the corporation may determine.

(b)           Shares held by an administrator, executor, guardian or conservator (each, a "Representative") may be voted by the Representative, either in person or proxy, without a transfer of shares into the Representative's name.  Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of the shares into the trustee's name.

(c)           Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

(d)           A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)           Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 2.13.  Organization.  The Chairman of the Board of Directors or the Lead Director or the President or a Vice-President, as provided in these By-laws, shall preside at each meeting of shareholders.  The Lead Director shall preside at meetings of the shareholders in the absence of the Chairman.  He shall also perform such other duties as the Chairman may authorize or direct.  If the Chairman of the Board of Directors, the Lead Director, the President and each Vice-President shall be absent or refuse to act, the shareholders may elect a Chairman to preside at the meeting.  The Secretary or an Assistant Secretary, as provided in these By-laws, shall act as Secretary of each meeting of shareholders; but if the Secretary and each Assistant Secretary shall be absent or refuse to act, the shareholders may elect a temporary Secretary to act as Secretary of the meeting.

Section 2.14.  Waiver of Notice by Shareholders.  Whenever any notice is required to be given to any shareholder of the Corporation under any provision of law or these By-laws, a waiver in writing signed by the person or persons entitled to the notice, whether signed before or after the time of the meeting or event of which notice is required, shall be equivalent to giving notice.  Neither the business to be conducted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any waiver of notice of the meeting.  The attendance of any shareholder, in person, by proxy or by remote participation, at any meeting of shareholders shall constitute a waiver by the shareholder of any notice of the meeting to which the shareholder would otherwise be entitled, and shall constitute consent by the shareholder to the place, date and time of the meeting and all business which may be conducted at such meeting.  However, a shareholder's attendance shall not constitute a waiver if the shareholder: (a) attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened; and (b) expressly states his objection on the record promptly after the meeting begins.

               Section 2.15.  Postponement of Shareholders' Meetings. Any previously scheduled annual or special meeting of shareholders may be postponed by resolution of the Board of Directors and on notice given prior to the date previously scheduled for the shareholders' meeting.  Written  notice of the postponement shall be delivered not less than ten days nor more than sixty days before the date set for the meeting, either in person; by mail or other method of delivery; or by telephone, voice mail or other electronic means (if the recipient consents in writing to electronic delivery) to shareholders of record entitled to vote.  If mailed postpaid, the notice shall be deemed delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.  If given by other method of delivery, the notice shall be deemed delivered when transmitted to the shareholder in a manner authorized by these By-laws.

Section 2.16.  Notice of Shareholder Business and Nominations.

(a)           Annual Meeting of Shareholders.

                              (1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other proper business to be considered by the shareholders may be made at an annual meeting of shareholders pursuant to the Corporation's notice of meeting, (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation who was a shareholder of record at the time of giving notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures in this By-law.

                              (2)           For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Subsection 2.16(a)(1)(ii), the shareholder must have given timely notice in writing and in proper form to the Secretary of the Corporation (including, for nominations, the completed and signed questionnaire, representation and agreement required by Section 2.16(c)).  To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting of shareholders; provided, however, if the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from the anniversary date, notice by the shareholder, to be timely, must be delivered not earlier than ninety days prior to the annual meeting and not later than the close of business on the later of the sixtieth day prior to the annual meeting or the tenth day following the date on which public announcement of the date of the meeting is first made.  In no event will any adjournment or postponement of a special meeting of shareholders, or the public announcement of an adjournment or postponement, commence a new time period for the giving of a shareholder's notice as described above.  The shareholder's notice shall set forth:

                                               (i)             as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (A) all information relating to the person required to be disclosed in solicitations of proxies for election of Directors, or otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (B) a statement whether the person, if elected, intends to tender, promptly following the person's election or re-election and in accordance with Section 3.02 and the Corporation's Corporate Governance Guidelines, an irrevocable resignation effective ninety (90) days after the date of the certification of the election results upon the person's failure to receive the required vote for re-election at any future meeting at which the person would face re-election; and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert, on the one hand, and each proposed nominee, and his affiliates and associates, or others acting in concert, on the other hand, including, all information that would be required to be disclosed under Item 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate or person acting in concert, were the "registrant" for purposes of the rule and the nominee were a director or executive officer of the registrant; and

                                               (ii)            as to any other business the shareholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the shareholder in such business and the beneficial owner, if any, on whose behalf the proposal is made and their respective affiliates or associates or others acting in concert, if any, in the business; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event the proposal or business includes a proposal to amend these By-laws of the Corporation, the text of the proposed amendment); and (C) a description of all agreements, arrangements and understandings between the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert, if any, and any other person or persons (including their names) in connection with the proposal of the business by the shareholder; and

                                               (iii)            as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:  (A) the name and address of the shareholder, as they appear on the Corporation's books, of the beneficial owner, if any, and of their respective affiliates or associates or others acting in concert; (B) the class or series and number of shares of the Corporation directly or indirectly owned beneficially and of record by the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert; (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks corresponding substantially to the ownership of any class or series of shares of the Corporation, including because the value of the contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not the instrument, contract or right is subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert, may have entered into transactions that hedge or mitigate the economic effect of the instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a "Derivative Instrument") directly or indirectly owned beneficially by the shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert; (D) any proxy, contract, arrangement, understanding or relationship to which the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert have any right to vote any class or series of shares of the Corporation; (E) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, involving the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a "Short Interest"); (F) any rights to dividends on the shares of the Corporation owned beneficially by the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert separated or separable from the underlying shares of the Corporation; (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of the general or limited partnership; (H) any performance-related fees (other than an asset-based fee) the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any interests held by members of the immediate family sharing the same household of the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert; (I) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert; (J) any direct or indirect interest of the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (K) all information required in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if a statement were required to be filed under the Exchange Act and its rules and regulations by the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert, if any; and (L) any other information relating to the shareholder, the beneficial owner and their respective affiliates or associates or others acting in concert, if any, required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and its rules and regulations.

                To be considered timely, a shareholder's notice must be updated and supplemented, if necessary, so the information provided or required to be provided in the notice is true and correct as of the record date for the meeting and as of the date ten (10) business days prior to the meeting or any adjournment or postponement, and the update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement.  For the avoidance of doubt, the obligation to update and supplement set out in this paragraph or any other Section of these By-laws shall not limit the Corporation's rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines or enable or be deemed to permit a shareholder who has previously submitted notice to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the shareholders; and.

                                               (iv)            with respect to each individual, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder's notice must also include a completed and signed questionnaire, representation and agreement required by Section 2.16.  The Corporation may require any proposed nominee to furnish other information reasonably required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or potentially material to a reasonable shareholder's understanding of the independence, or lack of the nominee.  Notwithstanding anything to the contrary in these By-laws, only persons who are nominated in accordance with the procedures set out in these By-laws shall be eligible for election as directors.

(3)           Notwithstanding anything in the second sentence of Subsection 2.16(a)(2) to the contrary, if the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all the nominees for Director or specifying the size of the increased Board of Directors at least seventy days prior to the first anniversary of the preceding year's annual meeting of shareholders, a shareholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Shareholders.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors, nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this By-law.  Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by Subsection 2.16(a)(2) is timely delivered in proper form to the Secretary at the principal executive offices of the Corporation (including in the case of nominations the completed and signed questionnaire, representation and agreement required by Section 2.16(c)) no earlier than ninety days prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

In no event shall any adjournment or postponement of a special meeting of shareholders, or the public announcement of an adjournment or postponement, commence a new time period for the giving of a shareholder's notice as described above.  To be considered timely, a shareholder's notice must be updated and supplemented, if necessary, so the information provided or required to be provided in the notice is true and correct as of the record date for the meeting and as of the date ten (10) business days prior to the meeting or any adjournment or postponement, and the update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement.

(c)           Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee of any shareholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.16(a) and (b)) to the Secretary at the principal executive offices of the Corporation a written questionnaire, provided by the Secretary upon written request, with respect to the background and qualification of the individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made and a written representation and agreement (in the form provided by the Secretary upon written request) that the individual (1) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") not been disclosed in the Questionnaire, or (ii) any Voting Commitment that could limit or interfere with the individual's ability to comply, if elected as a director of the Corporation, with the individual's fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director not disclosed in the Questionnaire, (3) in the individual's personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time and (4) will abide by the requirements of Section 3.02.

(d)           General.

(1)           Only persons nominated in accordance with the procedures set out in this By-law shall be eligible to serve as Directors, and only business brought before the meeting in accordance with the procedures set out in these By-laws shall be conducted at the meeting.  Except as otherwise provided by law or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set out in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare the defective proposal or nomination be disregarded.

                               (2)           The Chairman shall determine the order of business for a meeting of shareholders and shall have the authority to establish rules for the conduct of the meeting.  The rules and the conduct of any meeting of shareholders shall be fair to the shareholders.  When elections are conducted at the meeting, the Chairman shall announce at the meeting when the polls close for each matter upon which a vote is taken; if no announcement is made, the polls will be deemed to have closed at the final adjournment of the meeting.  No ballots, proxies, votes or revocations or changes to any ballots, proxies or votes will be accepted after the polls have closed.

                               (3)           For purposes of this By-law, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                               (4)           Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law.  Nothing in this By-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.  Subject to Rule 14a-8 under the Exchange Act, nothing in these By-laws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation's proxy statement any nomination of director or directors or any other business proposal.

Section 2.17.  Appointment of Inspectors.  The Chairman shall appoint one or more inspectors to act at a meeting of shareholders and make a written report of the inspectors' determinations.  Each inspector shall sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.  The inspector or inspectors shall:  (1) ascertain the number of shares outstanding and the voting power of each, (2) determine the shares represented at the meeting, (3) determine the validity of proxies and ballots, (4) count all votes and (5) determine the results.

ARTICLE 3.  BOARD OF DIRECTORS

                Section 3.01.  General Powers.  The Board of Directors will manage the business and affairs of the Corporation.  The Board of Directors may exercise all powers of the Corporation and may do all lawful acts and things not expressly required by law or the Articles of Incorporation or these By-laws to be exercised or done by the shareholders.

Section 3.02.  Election of Directors.

(a)           Subject to the Articles of Incorporation, the shareholders shall elect one class of Directors at each annual meeting of shareholders.  At each election of Directors, each shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of common shares owned by him and entitled to vote, for as many persons as the number of the class to be elected.  Cumulative voting shall not be permitted.  The election of Directors may be conducted by written ballot, but need not be conducted by written ballot unless required by a rule or motion adopted by the shareholders.

                (b)           In an Uncontested Election, a nominee for Director who receives a greater number of votes "AGAINST" his election than votes "FOR" election shall, to the extent permitted by law, resign no later than ninety (90) days after the date of the certification of the election results.  "Uncontested Election" means any election of Directors of the Corporation other than a Contested Election.

                (c)           In a Contested Election, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  "Contested Election" means any election of Directors of the Corporation in which (1) the Secretary of the Corporation has received a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the deadlines set out in the advance notice requirements for shareholder nominees for Director in Section 2.16 and (2) the nomination has not been withdrawn by the shareholder on or prior to the day next preceding the date the Corporation first mails or electronically transmits its notice of meeting for its meeting of shareholders; provided, however, the determination that an election is a "Contested Election" will be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.

Section 3.03.  Number, Terms, Classification, and Qualifications.  Subject to the Articles of Incorporation:

(a)           The number of Directors shall be ten.

(b)           The Directors shall be divided into three classes, each of which shall be as nearly equal in number as possible.  The term of office of one class shall expire in each year.  At each annual meeting of the shareholders, a number of Directors equal to the number of Directors in the class whose term expires at the annual meeting shall be elected for a term ending when Directors are elected at the third succeeding annual meeting.

(c)           The number of Directors may be increased or decreased from time to time by amendment of this Section, but no decrease shall have the effect of shortening the term of any incumbent Director.  Any new Directorships shall be assigned to classes, and any decrease in the number of Directors shall be scheduled, so the three classes of Directors shall be as nearly equal in number as possible.

(d)           The term of each Director shall begin at the time of his election.  Unless elected to fill a vacancy with a shorter unexpired term pursuant to Section 3.04, each Director shall serve for a term ending when Directors are elected at the third succeeding annual meeting of shareholders.

However, any Director may resign at any time by delivering his written resignation to the Chairman, Lead Director, President or Secretary of the Corporation.  The resignation shall take effect immediately upon delivery, unless it states a later effective date or upon the happening of an event or events stated in the resignation.  A resignation conditioned upon failing to receive a specified vote for election as a Director may provide it is irrevocable.

Section 3.04.  Vacancies in Board.  Any vacancy occurring in the Board of Directors for any reason, and any Directorship to be filled by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office even if less than a quorum (notwithstanding Sections 3.09 and 3.11).  A Director elected as provided in this Section shall be elected for the unexpired term of his predecessor in office or the unexpired term of the class of Directors to which his new Directorship is assigned.  However, if a Director is elected to fill a vacancy caused by the resignation of a predecessor whose resignation has not yet become effective, the new Director's term shall begin when his predecessor's resignation becomes effective.

Section 3.05.  Regular Meetings.  A regular meeting of the Board of Directors may be held without notice other than this Section, promptly after and at the same place as each annual or special meeting of shareholders and each adjourned session of any annual or special meetings of shareholders.  Other regular meetings of the Board of Directors may be held at the time and places fixed by (or pursuant to authority granted by) resolution or motion adopted by the Board of Directors from time to time, without notice other than the resolution or motion.  However, unless both the time and place of a regular meeting are fixed by the Board of Directors, notice of meetings shall be given as provided in Section 3.08.

Section 3.06.  Special Meetings.  Special meetings of the Board of Directors may be called and the time and place fixed by the Chairman of the Board of Directors, the Lead Director, the President, the Secretary or by a majority of the Directors then in office.

               Section 3.07.  Place of Meetings.  Any regular meeting or special meeting of the Board of Directors or any Board committee may be held at any place, either in or out of the State of Iowa or by telephone conference or similar communications equipment by means of which all persons attending the meeting can hear each other.  Participation in the meeting pursuant to the latter provision shall constitute presence in person at the meeting. If no designation is made of the place of a meeting of the Board of Directors or any Board committee, the place of meeting shall be the principal office of the Corporation.

Section 3.08.  Notice of Special Meetings.  Written notice stating the place, date and time of a special meeting of the Board of Directors or any Board committee shall be delivered before the time of the meeting, either in person; by mail or other method of delivery; or by telephone, voice mail or other electronic means (if the recipient consents in writing to electronic delivery), by or at the direction of the President, the Secretary or the officer or persons calling the meeting.

If mailed postpaid, the notice shall be deemed delivered when deposited in the United States mail addressed to the Director at his address as it appears on the records of the Corporation, or when electronically transmitted to the Director in a manner authorized by the Director.  If given by other method of delivery, the notice shall be deemed delivered when transmitted to the Director in a manner authorized by these By-laws.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or any Board committee need be specified in the notice of the meeting.

Section 3.09.  Quorum.  Except as otherwise expressly provided by these By-laws, a majority of the number of Directors fixed by these By-laws shall constitute a quorum at any meeting of the Board of Directors.

               Section 3.10.  Adjourned Meetings.  Any meeting of the Board of Directors or any Board committee may be adjourned from time to time and to any place, without further notice, pursuant to Section 3.11.  At any adjourned meeting at which a quorum is present, any business may be conducted which might have been transacted at the original meeting.

               Section 3.11.  Vote Required for Action.  Except as otherwise provided in these By-laws, the affirmative vote of a majority of the number of Directors fixed by these By-laws shall be required for and shall be sufficient for the adoption of any motion or resolution or the taking of any action at any meeting of the Board of Directors.  However, the following actions may be taken by the affirmative vote of a majority of the Directors present at the meeting, even if less than a quorum:  (a) election of a Chairman or temporary Secretary of the meeting (if necessary); or (b) adoption of any motion to adjourn or recess the meeting or any proper amendment of any such motion.  Whenever the minutes of any meeting of the Board of Directors or any Board committee state any motion or resolution was adopted or any action was taken at the meeting, the minutes shall be prima facie evidence that the motion or resolution was adopted or that the action was taken by the required vote, and the minutes need not state the number of Directors voting for and against the motion, resolution or action.

                Section 3.12.  Voting.  Each Director (including, any Director who is also an officer of the Corporation and any Director presiding at a meeting) may vote on any question at any meeting of the Board of Directors, except as otherwise expressly provided in these By-laws or by applicable law, rule or regulation.

Section 3.13.  Organization.  The Chairman of the Board of Directors, the Lead Director, the President or a Vice-President, as provided in these By-laws, shall preside at each meeting of the Board of Directors.  The Lead Director shall preside at meetings of the Board in the absence of the Chairman.  He shall also perform such other duties as the Chairman may authorize or direct.  If the Chairman of the Board of Directors, the Lead Director, the President and each Vice-President shall be absent or refuse to act, the Board of Directors may elect a Chairman to preside at the meeting.  The Secretary or an Assistant Secretary, as provided in these By-laws, shall act as Secretary of each meeting of the Board of Directors; but if the Secretary and each Assistant Secretary shall be absent or refuse to act, the Board of Directors may elect a temporary Secretary to act as Secretary of the meeting.

Section 3.14.  Rules and Order of Business.  The Board of Directors may adopt rules and regulations, not inconsistent with applicable law or the Articles of Incorporation or these By-laws, as it deems advisable for the conduct of its meetings.  Failure to comply with such rules or regulations shall not affect the validity of any action taken at any meeting unless:  (a) specific and timely objection is made at the meeting and (b) the person complaining sustains direct and material damage by reason of the failure.

Section 3.15.  Presumption of Assent.  A Director of the Corporation present at a meeting of the Board of Directors or a Board committee at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his dissent or abstention is entered in the minutes of the meeting or unless he files his written dissent to the action with the presiding officer of the meeting before its adjournment or to the Corporation immediately after the adjournment of the meeting.  The right to dissent shall not apply to a Director who voted in favor of the action.

Section 3.16.  Waiver of Notice by Directors.  Whenever any notice is required to be given to any Director of the Corporation under any provision of law or these By-laws, a waiver in writing signed by the Director or Directors entitled to notice, whether signed before or after the time of the meeting or event for which notice is required, shall be equivalent to the giving of notice.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in any waiver of notice of the meeting.  The attendance of any Director at any meeting of the Board of Directors shall constitute a waiver by the Director of any notice of the meeting to which the Director would otherwise be entitled and shall constitute consent by the Director to the place, date and time of the meeting and all business which may be conducted at the meeting.  However, a Director's attendance shall not constitute a waiver if the Director:  (a) attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened; and (b) expressly states his objection on the record promptly after the meeting begins.

Section 3.17.  Written Consent by Directors.  Any action required by law or these By-laws to be taken by vote of or at a meeting of the Board of Directors, or any action which may or could be taken at a meeting of the Board of Directors (or of a Board committee), may be taken without a meeting if a consent in writing setting forth the action taken is signed by all of the Directors then in office (or all of the members of the Board committee).  The consent shall have the same force and effect as a unanimous vote, and any officer may state or certify the action was taken by a unanimous vote.  The signing by each Director (or by each member of the Board committee) of any one of several duplicate originals or copies of the written consent shall be sufficient.  The written consent shall be filed with the Secretary and shall be kept by the Secretary as part of the minutes of the Corporation.  The action shall be deemed taken on the date of the written consent, or on the date of filing with the Secretary, whichever date occurs first.

Section 3.18.  Committees.  The Board of Directors, by resolution, may designate one or more committees (including, an Executive Committee, an Audit Committee, a Human Resources and Compensation Committee and a Public Policy and Corporate Governance Committee).  Each committee shall consist of two or more Directors elected by the Board of Directors.  To the extent provided in the resolution as initially adopted and as supplemented or amended by resolution, any committee shall have and may exercise, when the Board of Directors is not in session, all the authority and powers of the Board of Directors.  However, no committee shall have or exercise any authority prohibited by law.

No member of any committee shall continue to be a member after he ceases to be a Director of the Corporation.

Unless otherwise ordered by the Board of Directors, the affirmative vote or consent in writing of all members of a committee shall be required for the adoption of any motion or resolution or the taking of any action by any such committee.

The Board of Directors may at any time increase or decrease the number of members of any committee, fill vacancies, remove any member, adopt rules and regulations or change its functions or terminate its existence.  The designation of any committee and its delegation of authority shall not operate to relieve the Board of Directors or any Director of any responsibility imposed by law.

Section 3.19.  Compensation.  The Board of Directors may fix or provide for reasonable compensation of any or all Directors for services rendered to the Corporation as Directors,  including, payment of expenses of attendance at meetings of the Board of Directors or committees, payment of a fixed sum for attendance at each meeting of the Board of Directors or a committee, salaries, bonuses, pensions, pension plans and trusts, profit-sharing plans and trusts, stock bonus plans, stock option plans (subject to approval of the shareholders if required by law) and other incentive, insurance, medical and welfare plans, whether or not on account of prior services rendered to the Corporation.  No compensation for services rendered as a Director shall preclude any Director from serving the Corporation in any other capacity and receiving compensation.

ARTICLE 4.  OFFICERS

Section 4.01.  Number and Designation.  The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and other officers the Board of Directors deems advisable.

Section 4.02.  Election or Appointment of Officers.  At the first meeting of the Board of Directors held after each annual meeting of shareholders, the Board of Directors shall elect the officers specifically referred to in Section 4.01, and shall elect other officers and agents as the Board deems advisable.  If in any year the election of officers does not take place at the meeting, the election shall be held as soon thereafter as is convenient.  In addition, the Board of Directors may from time to time elect or authorize any officer to appoint officers and agents the Board deems advisable.  Failure to hold one or more annual elections of officers shall not end the term of any officer, shall not cause any vacancy and shall not affect the validity of any act of the Corporation or any officer.

Section 4.03.  Tenure and Qualifications.  Each officer, unless sooner removed as provided in Section 4.04, shall hold office until his successor is elected or appointed.  However, any officer may resign at any time by filing his written resignation with the President or Secretary of the Corporation, and such resignation shall take effect immediately upon filing, unless it states a later effective date.  Any two or more offices may be held by the same person.

Section 4.04.  Removal.  Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served, but removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not create contract rights.

Section 4.05.  Vacancies.  Any vacancy occurring in any office for any reason may be filled by the Board of Directors, or the Board of Directors may authorize any officer or committee to fill the vacancy.

Section 4.06.  Duties and Powers of Officers.  Except as otherwise expressly provided by law or these By-laws, the duties and powers of all officers and agents of the Corporation shall be determined and defined from time to time by the Board of Directors.  Unless otherwise determined by the Board of Directors, the officers referred to in the following Sections shall have the duties and powers stated in the following Sections, in addition to all duties and powers of the officers prescribed by law or by other provisions of these By-laws.  However, the Board of Directors may from time to time alter, add to, limit, transfer to another officer or agent or abolish any or all of the duties and powers of any officer or agent of the Corporation (including, the duties and powers stated in the following Sections and in other provisions of these By-laws).  Any person who holds two or more offices at the same time may perform or exercise any or all of the duties and powers of either or both offices in either or both capacities.

Section 4.07.  Chairman of the Board of Directors; Chief Executive Officer; President.

(a)           The Chairman of the Board of Directors shall preside at all meetings of shareholders and of the Board of Directors.  He shall be responsible for making recommendations concerning Board policies and committees, shall maintain Board liaison with the Chief Executive Officer and the President and, when required, because of the inability of the Chief Executive Officer to act or otherwise, shall have the same powers as the Chief Executive Officer on behalf of the Corporation.  He may from time to time, unless otherwise ordered by the Board, authorize or direct the Lead Director, Chief Executive Officer or President to perform any of the duties or exercise any of the powers of the Chairman.

(b)           The Chief Executive Officer shall be the principal executive officer of the Corporation.  Subject only to the Board of Directors, he shall be in charge of the business of the Corporation; he shall see that all Corporation policies anb all orders and resolutions of the Board are carried into effect except in those instances in which responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he shall discharge all duties incident to the office of the chief executive officer of the Corporation and any other duties prescribed by the Board from time to time.  In the absence of the Chairman and Lead Director, the Chief Executive Officer shall preside at meetings of shareholders and the Board of Directors.

               (c)           The President shall be the principal operating officer of the Corporation and, subject only to the Board of Directors and to the Chief Executive Officer, he shall have the general authority over and general management and control of the property, business and affairs of the Corporation.  In general, he shall discharge all duties incident to the office of the principal operating officer of the Corporation and other duties prescribed by the Board of Directors and the Chief Executive Officer from time to time.  In the absence of the Chairman, Lead Director and Chief Executive Officer, the President shall preside at all meetings of shareholders and Board of Directors.  In the absence of the Chairman and the Chief Executive Officer or in the event of their disability or inability to act or to continue to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all powers of and be subject to all restrictions upon the office of the Chief Executive Officer.  Except in those instances in which the authority is expressly delegated to another officer or agent of the Corporation or is expressly prohibited by the Board of Directors or these By-laws, he may employ, appoint and discharge officers (other than the Chairman of the Board of Directors and Chief Executive Officer), employees, agents, attorneys and accountants (except the certified public accountants appointed by the Audit Committee of the Board as the independent auditor for the Corporation) for the Corporation as he deems necessary or advisable and shall prescribe their authority, duties, powers and compensation, including, if appropriate, the authority to perform some or all of the duties or exercise some or all of the powers of the President; and may make and enter into on behalf of the Corporation all deeds, conveyances, mortgages, leases, contracts, agreements, bonds, reports, releases and other documents or instruments which may in his judgment be necessary or advisable in the ordinary course of the Corporation's business or which shall be authorized by the Board of Directors.

Section 4.08.  Vice-Presidents.  Two or more Vice Presidents, one or more of whom may also be designated as Executive Vice President or Senior Vice President, shall have duties and powers prescribed from time to time by the Chief Executive Officer, the President or the Board of Directors.

Section 4.09.  Secretary.  The Secretary:

(a)           shall, when present, act as Secretary of meetings of the shareholders and of the Board of Directors;

(b)           shall keep as permanent records the minutes of the meetings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders and the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation in one or more books provided for that purpose;

(c)           shall see notices are given and lists of shareholders are made and filed as required by law or these By-laws;

(d)           shall be custodian of and authenticate the corporate records of the Corporation as required by the Iowa Business Corporation Act and the seal of the Corporation and shall, when authorized, see that the seal is affixed to any instrument requiring it;

(e)           shall keep a record of the Directors, giving the names and business addresses of all Directors; and

(f)           shall have all the usual duties and powers of the Secretary of a corporation and such duties and powers as may be prescribed from time to time by the Chief Executive Officer, the President or the Board of Directors.

Section 4.10.  Treasurer.  The Treasurer:

(a)           shall have charge and custody of and be responsible for all funds, securities and evidences of indebtedness belonging to the Corporation;

(b)           shall receive and give receipts for moneys due and payable to the Corporation from any source;

(c)           shall see that all moneys are deposited in the name of and to the credit of the Corporation in depositories designated by or pursuant to authority granted by the Board of Directors;

(d)           shall cause the funds of the Corporation to be disbursed when and as authorized;

(e)           shall see that correct and complete books of account and financial statements are kept and prepared in accordance with generally accepted accounting principles except to the extent such duties are assigned by the President to other officers or employees of the Corporation;

(f)            shall have all the usual duties and powers of the Treasurer of a corporation and duties and powers prescribed from time to time by the Chief Executive Officer, the President or the Board of Directors; and

(g)           shall have charge of the stock transfer books of the Corporation and shall record the issuance and transfer of shares, except to the extent that such duties shall be delegated by the Board of Directors to a transfer agent or registrar.

Section 4.11.  Assistant Secretaries.  In the absence of the Secretary or in the event of his death or inability or refusal to act, the Assistant Secretary (or, if more than one, the Assistant Secretaries in the order designated by the Board of Directors from time to time, or, in the absence of designation, in the order their names appear in the minutes showing their election) shall perform the duties and exercise the powers of the Secretary.  Each Assistant Secretary shall also have such duties and powers as may be prescribed from time to time by the Secretary or the President or the Board of Directors.

Section 4.12.  Assistant Treasurers.  In the absence of the Treasurer or in the event of his death or inability or refusal to act, the Assistant Treasurer (or, if more than one, the Assistant Treasurers in the order designated by the Board of Directors from time to time, or, in the absence of designation, in the order their names appear in the minutes showing their election) shall perform the duties and exercise the powers of the Treasurer.  Each Assistant Treasurer shall also have such duties and powers as may be prescribed from time to time by the Treasurer or the President or the Board of Directors.

Section 4.13.  Compensation.  The Board of Directors may fix or provide for, or may authorize any officer to fix or provide for, reasonable compensation of any or all of the officers, except the Chief Executive Officer, and agents of the Corporation, including, salaries, bonuses, payment of expenses, pensions, pension plans and trusts, profit-sharing plans and trusts, stock bonus plans, stock option plans (subject to approval of the shareholders if required by law) and other incentive, insurance, medical and welfare plans, whether or not on account of prior services rendered to the Corporation.  The compensation of the Chief Executive Officer shall be set by the Human Resources and Compensation Committee upon the approval of the independent Directors who are not members of that Committee.

ARTICLE 5.  SHARES AND CERTIFICATES

Section 5.01.  Issuance of and Consideration for Shares.  Shares and securities convertible into shares of the Corporation may be issued for consideration fixed from time to time by the Board of Directors and may be issued to persons designated from time to time by or pursuant to authority granted by the Board of Directors, except as otherwise prohibited or required by law or these By-laws.

Section 5.02.  Restrictions on Issuance of Shares and Certificates.

(a)           No share of the Corporation shall be issued until the share is fully paid as provided by law.

(b)           No fractional share or certificate representing any fractional share shall be issued unless expressly authorized by the Board of Directors.

(c)           With respect to certificated shares, if any, no new certificate shall be issued in place of any certificate until the old certificate for a like number of shares is surrendered and cancelled and a new certificate requested, except as otherwise provided in Section 5.04.

Section 5.03.  Certificates Representing Shares.

(a)           At the election of the Board of Directors, ownership of shares may be evidenced by a certificate or certificates representing the shares of the Corporation owned by the shareholder.  Certificates representing shares of the Corporation shall be in the form determined by or pursuant to authority granted by the Board of Directors.  Each certificate shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, and the corporate seal may be affixed.  All certificates shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares are issued and the number and class of shares and date of issuance shall be entered on the stock transfer books of the Corporation.

(b)           Notwithstanding Section 5.03(a), the Board of Directors may authorize the issuance of some or all shares without certificates.  The authorization does not affect the shares already represented by certificates until they are surrendered to the Corporation.  At the time of issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required to be included on certificates under the Iowa Business Corporation Act.

Section 5.04.  Lost, Destroyed, Stolen or Mutilated Certificates.  With respect to certificated shares, if any, the Board of Directors may authorize a new certificate in place of any certificate alleged to have been lost, destroyed or stolen, or which shall have been mutilated, upon receipt of evidence and upon compliance with conditions prescribed by the Board of Directors.

Section 5.05.  Transfer of Shares.  Shares of the Corporation shall be transferable only on the stock transfer books of the Corporation, by the holder of record or by his authorized attorney or legal representative (who shall furnish evidence of authority to transfer the Corporation or its agent may reasonably require), upon compliance with the customary procedures for transferring shares in uncertificated form or surrender to the Corporation for cancellation of the certificate representing such shares, endorsed or with a proper written assignment or power of attorney executed and attached, and with proof of the authenticity of signatures the Corporation or its agent may reasonably require.  The Corporation shall cancel the old certificate, issue a new certificate to the person entitled to it and record the transaction on its stock transfer books.  However, if the applicable law permits shares to be transferred in a different manner, then to the extent required to comply with law all references in this Section to "shares" shall mean the rights against the Corporation inherent in or arising out of shares.

Section 5.06.  Shareholders of Record; Change of Name or Address.  The Corporation shall be entitled to recognize the exclusive right of a person shown on its stock transfer books as the holder of shares to receive notices and dividends, to vote and to have and exercise all other rights deriving from the shares, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or constructive notice.  Unless the context or another provision of these By-laws clearly indicates otherwise, all references in these By-laws to "shareholders" and "holders" shall mean the shareholders of record as shown on the stock transfer books of the Corporation.

Section 5.07.  Regulations.  The Board of Directors may adopt rules and regulations, not inconsistent with applicable law or these By-laws, it deems advisable concerning the issuance, transfer, conversion and registration of certificates, if any, representing shares of the Corporation.

Section 5.08.  Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize, any officer or officers to appoint one or more transfer agents or one or more registrars.

ARTICLE 6.  GENERAL PROVISIONS

Section 6.01.  Seal.  The corporate seal shall have inscribed the name of the Corporation and the words "Corporate Seal" and "Iowa."  The seal may be affixed by causing it or a facsimile to be impressed or reproduced in any manner.

Section 6.02.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time.

Section 6.03.  Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on the outstanding shares unless prohibited by law, rule or regulation.  No shareholder shall have any right to require or compel declaration of any dividend or payment of any dividend not declared by the Board of Directors.

Section 6.04.  Execution of Documents and Instruments.  All deeds and conveyances of real estate, mortgages of real estate and leases of real estate (for an initial term of five years or more) to be executed by the Corporation shall be signed in the name of the Corporation by the Chairman of the Board of Directors, the Lead Director, the Chief Executive Officer, the President or a Vice-President and signed or attested by the Secretary or an Assistant Secretary, and the corporate seal shall be affixed.

All other documents or instruments to be executed by the Corporation (including, contracts, agreements, bonds, reports, notices, releases, promissory notes and evidences of indebtedness; and deeds, conveyances, mortgages and leases other than those referred to in the preceding sentence) shall be signed in the name of the Corporation by any one or more of the officers of the Corporation, with or without the corporate seal.  However, from time to time, the Board of Directors, the Chairman of the Board of Directors, the Lead Director, the Chief Executive Officer or the President may alter, add to, limit, transfer to another officer or agent or abolish the authority of any officer or officers to sign any or all documents or instruments, or may authorize the execution of any document or instrument by any person or persons, with or without the corporate seal, and such action may be either general or confined to specific instances.

Section 6.05.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  The authorization may be either general or confined to specific instances.

Section 6.06.  Checks and Drafts.  All checks and drafts issued in the name of the Corporation shall be signed by the person or persons and in the manner authorized by a resolution of the Board of Directors.

Section 6.07.  Voting of Shares Owned by Corporation.  Any shares or securities of any other corporation or company owned by this Corporation may be voted at any meeting of shareholders or security holders of such other corporation or company by the Chairman of the Board of Directors of this Corporation.  Whenever in the judgment of the Chairman of the Board of Directors it is advisable for the Corporation to execute a proxy or waiver of notice or to give a consent with respect to any shares or securities of any other corporation or company owned by this Corporation, such proxy, waiver or consent shall be executed in the name of this Corporation, as directed by the Chairman of the Board of Directors, without necessity of any authorization by the Board of Directors.  Any person or persons so designated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or securities on behalf of this Corporation.  In the absence of the Chairman of the Board of Directors or in the event of his death or inability to act, the Lead Director may perform the duties and exercise the powers of the Chairman of the Board of Directors under this Section.  The provisions of this Section shall be subject to any specific directions by the Board of Directors.

Section 6.08.  Limitation of Directors' and Officers' Liability.  No Director or officer shall be liable as a Director or officer to the Corporation or its shareholders for any decision to take or not to take action, or any failure to take any action, if the duties of the Director or officer are performed in compliance with the respective standards of conduct for Directors and officers prescribed in the Iowa Business Corporation Act.

Section 6.09.  Indemnification.  The Corporation may indemnify a Director or officer of the Corporation who is a party to a proceeding against liability incurred by the Director or officer in the proceeding to the maximum extent permitted by and in the manner prescribed by the Iowa Business Corporation Act, including the advancement of expenses.  The Corporation may enter into indemnification agreements consistent with the Iowa Business Corporation Act with each Director of the Corporation and the officers of the Corporation the Board of Directors deems appropriate from time to time.

Section 6.10.  Reliance on Documents.  Each Director and officer shall, in the performance of his duties, be fully protected in relying and acting in good faith upon the books of account or other records of the Corporation, or reports made or financial statements presented by any officer of the Corporation or by an independent public or certified public accountant or firm of such accountants or by an appraiser selected with reasonable care by the Board of Directors or by any Board committee; and each Director and officer is expressly relieved from any liability which might otherwise exist or arise from or in connection with any such action.

Section 6.11.  Effect of Partial Invalidity.  If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, paragraph, section or part of the Articles of Incorporation or these By-laws, the judgment or decree shall not affect, impair, invalidate or nullify the remainder of the Articles of Incorporation or these By-laws, but the effect shall be confined to the clause, sentence, paragraph, section or part so adjudged to be invalid.

Section 6.12.  Definitions.  Any word or term which is defined in the Iowa Business Corporation Act shall have the same meaning wherever used in the Articles of Incorporation or in these By-laws, unless the context or another provision of the Articles of Incorporation or these By-laws clearly indicates otherwise.  Wherever used in the Articles of Incorporation or in these By-laws, unless the context or another provision of the Articles of Incorporation or these By-laws clearly indicates otherwise, the use of the singular shall include the plural, and vice versa; and the use of any gender shall be applicable to any other gender.  Wherever used in the Articles of Incorporation or in these By-laws, the word "written" shall mean written, typed, printed, duplicated or reproduced by any process.

Section 6.13.  Authority to Carry Out Resolutions and Motions.  Each resolution or motion adopted by the shareholders or by the Board of Directors shall be deemed to include the following provision, unless the resolution or motion expressly negates this provision:  The officers of the Corporation are severally authorized on behalf of the Corporation to do all things necessary or convenient to carry out this resolution (motion), including, without limitation, the authority to make, execute, seal, deliver, file and perform all appropriate contracts, agreements, certificates, documents and instruments.

The foregoing provision shall automatically be a part of the resolution or motion even though not stated in the minutes; and any officer may state or certify the provision is included in the resolution or motion.

ARTICLE 7.  AMENDMENTS

Section 7.01.  Reservation of Right to Amend.  The Corporation expressly reserves the right from time to time to amend these By-laws, in the manner permitted by the provisions of the Articles of Incorporation and these By-laws, whether or not such amendment shall constitute or result in a fundamental change in the purposes or structures of the Corporation or in the rights or privileges of shareholders or others or in any or all of the foregoing.  All rights and privileges of shareholders or others are subject to this reservation.  Wherever used in these By-laws with respect to the By-laws, the word "amend," "amended," or "amendment" includes and applies to the amendment, alteration or repeal of any or all provisions of the By-laws or the adoption of new By-laws.

Section 7.02.  Procedure to Amend.  Any amendment to these By-laws may be adopted at any meeting of the Board of Directors by the affirmative vote of a majority of the number of Directors fixed by Section 3.03.  No notice of any proposed amendment to the By-laws shall be required.